CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement File Nos. 002-95019/811-04189 on Form N-6 of our report dated March 26, 2021, relating to the financial statements comprising each of the Divisions of Metropolitan Tower Separate Account Two, appearing in form N-VPFS of Metropolitan Tower Separate Account Two for the year ended December 31, 2020. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Tampa, Florida

April 28, 2021

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement File Nos. 002-95019/811-04189 on Form N-6 of our report dated April 9, 2021, relating to the financial statements of Metropolitan Tower Life Insurance Company, appearing in form N-VPFS of Metropolitan Tower Separate Account Two for the year ended December 31, 2020. We also consent to the reference to us under the heading “Independent Auditors” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Tampa, Florida

April 28, 2021